Exhibit T3A-11

ARTICLES OF INCORPORATION

OF

EDINBURGH PETROLEUM SERVICES AMERICAS INCORPORATED

The undersigned, a natural person eighteen years of age or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following articles of incorporation for such corporation.

ARTICLE ONE

The name of the corporation is Edinburgh Petroleum Services Americas Incorporated.

ARTICLE TWO

The period of duration of the corporation is perpetual.

ARTICLE THREE

The purpose for which the corporation is organized is to transact any lawful business for which corporations may be incorporated under the laws of the State of Texas.

ARTICLE FOUR

The aggregate number of shares of stock which the corporation shall have authority to issue is 10,000 shares of Common Stock, par value $1.00 per share.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

ARTICLE SIX

No shareholder shall be entitled as a matter of right to subscribe for, purchase or receive additional unissued or treasury shares of any class of capital stock of the corporation, whether now or later authorized, or any bond, debenture, warrant, option or other security convertible into or entitling the holder to purchase such shares. Such additional shares, bonds, debentures, warrants, options or other securities convertible into or entitling the holder to purchase shares of any class of capital stock of the corporation may be issued or disposed of as the board of directors in its absolute discretion shall deem advisable.

ARTICLE SEVEN

The corporation is a close corporation.

ARTICLE EIGHT

At each election for directors of the corporation, each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, only the number of shares of capital stock of the corporation owned by him for as many persons as there are directors to be elected, and no shareholder shall ever have the right or be permitted to cumulate his votes on any basis, any and all rights of cumulative voting being hereby expressly denied.

ARTICLE NINE

Upon resolution duly adopted by the board of directors, the corporation shall be entitled to purchase shares of its capital stock to the extent of the aggregate of the available unrestricted capital surplus and the available unrestricted reduction surplus.

ARTICLE TEN

A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the capacity of the director as a director, except that the liability of a director of the corporation shall not be eliminated or limited to the extent that the director is found liable for:

(a)                                 a breach of the duty of loyalty of the director to the corporation or its shareholders;

(b)                                 an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

(c)                                  a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the office of the director; or

(d)                                 an act or omission for which the liability of a director is expressly provided by an applicable statute.

ARTICLE ELEVEN

The address of the initial registered office of the corporation is c/o Young & Handel, 24th Floor, Niels Esperson Building, 808 Travis, Houston, Texas 77002, and the name of the initial registered agent of the corporation at such address is Randel R. Young.

ARTICLE TWELVE

The number of directors constituting the initial board of directors shall be two, and the names and addresses of the persons who shall serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are Douglas E. Meikle, Edinburgh Petroleum Services Ltd., University Research Park, Riccarton, Edinburgh EH14 4AP, United Kingdom, and Laurence Ormerod, Edinburgh Petroleum Services Ltd., University Research Park, Riccarton, Edinburgh EH14 4AP, United Kingdom.

ARTICLE THIRTEEN

The name and address of the incorporator is Kathryn Payne Beller, Young & Handel, 24th Floor, Niels Esperson Building, 808 Travis, Houston, Texas 77002.

IN WITNESS WHEREOF, the undersigned has set her hand this 18th day of July, 1991.

/s/ Kathryn Payne Beller
Kathryn Payne Beller